EXECUTION VERSION

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Assignment Agreement”) is dated as of January 3, 2018 (the “Effective Date”) by and among Amedica Corporation, a Delaware corporation (the “Company”), its wholly-owned subsidiary US Spine, Inc. (the “Guarantor”) (collectively, the Company and the Guarantor are referred to herein as the “Borrower”), MEF I, L.P. (“MEF”), Anson Investments Master Fund LP (“Anson”; and together with MEF, the “Assignees” and each an “Assignee”), and Hercules Capital, Inc. (f/k/a, Hercules Technology Growth Capital, Inc.), a Maryland corporation and Hercules Technology III, L.P., a Delaware limited partnership (collectively “Hercules”).

WHEREAS, Hercules entered into that certain Loan and Security Agreement with the Borrower, dated as of June 30, 2014, as amended from time to time (the “Agreement’). All capitalized terms used but not otherwise defined in this Assignment Agreement shall have the meaning provided in the Agreement;

WHEREAS, pursuant to the Agreement, Hercules loaned a principal amount of Twenty Million Dollars ($20,000,000) to Borrower (the “Original Loan Amount”);

WHEREAS, the Original Loan Amount is evidenced by the certain Secured Term Promissory Note (the “Note”) that was issued by Borrower to Hercules;

WHEREAS, Hercules desires to assign the Note and Two Million Two Hundred Sixty Four Thousand Six Hundred and Twenty Two Dollars and Eighty Cents ($2,264,622.80) of all remaining amounts due under the Agreement and the Note, for an aggregate purchase price of Two Million Two Hundred Sixty Four Thousand Six Hundred and Twenty Two Dollars and Eighty Cents ($2,264,622.80), to the Assignees, and each of the Assignees desire to purchase the Note and such remaining amounts due under the Agreement and accept the assignment, all in accordance with the terms of this Assignment Agreement;

WHEREAS, Borrower consents to such purchase by and assignment to each of the Assignees; and

NOW, THEREFORE, based on the mutual promises provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignees, Borrower and Hercules agree as follows:

1. Assignment.

a. Assignment. On payment by the Assignees of an aggregate Two Million Two Hundred Sixty Four Thousand Six Hundred and Twenty Two Dollars and Eighty Cents ($2,264,622.80) to Hercules, as set forth on Schedule 1.a hereto, Hercules hereby assigns to the Assignees (i) the Note and (ii) Two Million Two Hundred Sixty Four Thousand Six Hundred and Twenty Two Dollars and Eighty Cents ($2,264,622.80) of all remaining amounts due under the Agreement and the Note (the “Outstanding Loan Amount”; the Outstanding Loan Amount and the Note, collectively referred to herein as the “Assigned Loan”). The Assigned Loan shall be secured by the Collateral to the same extent that the Collateral secures the Note and the Original Loan Amount. Payment for the Assigned Loan shall be made by wire transfer to Hercules on the Effective Date pursuant to the wire transfer instructions provided on Schedule 1.a hereto.

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b. Hercules hereby consents to the exchange transactions contemplated in those certain Exchange Agreements dated as of even date herewith, between Borrower and each of the Assignees.

c. Until all Obligations owed to Hercules are repaid in full, any principal of the Assigned Loan or other amounts (other than regularly scheduled interest) that would otherwise be required to be paid to the Assignees under the Agreement shall simply be deferred. If any interest or other amounts (other than principal) are not paid, such amounts shall instead be added to the principal balance of the Assigned Loan, with interest to accrue on the principal balance at the interest rate applicable under the Agreement.

d. Upon payment in full of the Obligations to Hercules, Hercules shall be deemed to assign, transfer and convey to the Assignees (i) the Loan Documents, including without limitation, those certain documents set forth on Schedule 1.d hereto and (ii) all rights as Agent under the Loan Documents. Additionally, Hercules agrees to consent the filing of a UCC-3 Financing Statement Amendment in the appropriate jurisdictions to evidence and perfect the Assignees security interests in the Collateral.

e. The assignment of the Assigned Loan is without recourse to Hercules.

2. Representations and Warranties.

a. Assignees. Each Assignee, severally and not jointly (i) represents and warrants that (A) it is legally authorized to enter into this Assignment Agreement; (B) it has obtained all consents and approvals required to enter into this Assignment Agreement; (C) this Assignment Agreement is a binding legal obligation of the Assignee, enforceable against it in accordance with this Assignment Agreement’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (D) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of the Assigned Loan, shall have the obligations of a Lender thereunder; (E) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Loan and either it, or the Person exercising discretion in making its decision to acquire such Assigned Loan, is experienced in acquiring assets of such type; (F) it has, independently and without reliance upon Hercules and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement to purchase such Assigned Loan; and (G) it is not prohibited from being a Lender; (ii) confirms that, based on Borrower’s and Hercules’ representation, it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) will independently and without reliance upon Hercules and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action permitted to be taken under the Loan Documents; and (iv) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Documents (excluding the Warrants) are required to be performed by it as a Lender.

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b. Hercules. Hercules represents and warrants that (i) it is legally authorized to enter into this Assignment Agreement, (ii) it has obtained all consents and approvals required to enter into this Assignment Agreement, (iii) this Assignment Agreement is binding legal obligation of Hercules, enforceable against it in accordance with this Assignment Agreement’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, (iv) it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (v) to Hercules’ knowledge, the Loan Documents were duly authorized, executed, delivered and performed pursuant to all requisite corporate action on behalf of Hercules, and in accordance with all applicable law, including, without limitation, federal, state and securities law, (vi) to Hercules’ knowledge, no Event of Default has occurred and is continuing, (vii) they are sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Loan and either they, or the Person exercising discretion in making their decision to sell such Assigned Loan, is experienced in disposing of assets of such type; (viii) they have, independently and without reliance upon the Assignees and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into this Assignment Agreement to sell such Assigned Loan, (ix) they will independently and without reliance upon the Assignees and based on such documents and information as they shall deem appropriate at the time, continue to make their own credit decisions in taking or not taking action permitted to be taken under the Loan Documents, and (x) each of the Assignees has received a complete, fully executed set of all the Loan Documents, as amended to date. Except as set forth in this Section (b)(i)-(x), Hercules make no representations or warranties and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant to the Loan Documents, or the financial condition of, Borrower or any of its Subsidiaries or the performance or observance by Borrower or any such Subsidiary of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto. Except for the representations and warranties provided in this Section 2(b)(i)-(vi), the Assigned Loan is sold and assigned “as is” and “where is” without representations or warranties of any kind, including without limitation, warranties of merchantability or fitness of purpose.

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c. Borrower. Borrower represents and warrants that (i) it is legally authorized to enter into this Assignment Agreement, (ii) it has obtained all consents and approvals required to enter into this Assignment Agreement, (iii) this Assignment Agreement is binding legal obligation of Borrower, enforceable against it in accordance with this Assignment Agreement’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, (iv) the Loan Documents were duly authorized, executed, delivered and performed pursuant to all requisite corporate action on behalf of Borrower and in accordance with all applicable law, including, without limitation, all federal and state securities law, (vi) Borrower has delivered to each of the Assignees Borrower’s most recent financial statements delivered pursuant to Section 6.3 of the Agreement.

3. Reserved.

4. Consent and Approval. Borrower hereby approves the foregoing Assignment Agreement, the modifications to the Agreement made herein, and the sale and assignment of the Assigned Loan to the Assignees.

5. General Provisions.

a. Severability. Whenever possible, each provision of this Assignment Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment Agreement.

b. Notice. Any notice or service of process or other communication shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission if sent by facsimile or email, (ii) the day of delivery if hand delivered or delivered by an overnight express service or overnight mail delivery service, in each case addressed to the party to be notified as follows:

(a)	If to Hercules:

HERCULES CAPITAL, INC.
Legal Department
Attention: Associate General Counsel
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

Email: dhuang@htgc.com

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EXECUTION VERSION

(b)	If to MEF:

MEF I, L.P.

c/o Magna

Attn: Joshua Sason

40 Wall Street

New York, NY 10005

Email: joshua.sason@mag.na

(c)	If to Anson:

Anson Investments Master Fund LP

155 University Avenue, Suite 207

Toronto, ON Canada

M5H 3B7

Attn: Amin Nathoo

Email: anathoo@ansonfunds.com

If to Borrower:

Amedica Corporation

Attn: David O’Brien

1885 West 2100 South

Salt Lake City, UT 84119

Email: dobrien@amedica.com

or to such other address as each party may designate for itself by like notice.

c. Entire Agreement; Amendments. This Assignment Agreement and the agreements referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. None of the terms of this Assignment Agreement may be amended except by an instrument executed by each of the parties hereto.

d. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

e. No Waiver. No omission or delay by Hercules or any of the Assignees at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by such Assignee at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect such party’s right to enforce such provisions thereafter.

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EXECUTION VERSION

f. Survival. All agreements, representations and warranties contained in this Assignment Agreement or in any document delivered pursuant hereto or thereto shall survive the execution and delivery of this Assignment Agreement.

g. Governing Law. This Assignment Agreement has been negotiated and delivered to Hercules in the State of California, and shall have been accepted by Hercules in the State of California. Payment to Hercules is due in the State of California. This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

h. Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 5(i) is not applicable) arising in or under or related to this Assignment Agreement may be brought in any state or federal court located in the State of California. By execution and delivery of this Assignment Agreement, each party hereto generally and unconditionally: (i) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (ii) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (iii) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (iv) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Assignment Agreement. Service of process on any party hereto in any action arising out of or relating to this Assignment Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 5(b), and shall be deemed effective and received as set forth in Section 5(b). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

i. Mutual Waiver of Jury Trial / Judicial Reference.

(A) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE ASSIGNEES AND HERCULES SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY OR AGAINST EACH OTHER UNDER THIS ASSIGNMENT AGREEMENT. This waiver extends to all such Claims, including Claims that involve Persons other than the Assignees and Hercules, and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Assignment Agreement.

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(B) If the waiver of jury trial set forth in Section 5(i)(A) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(C) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 5(h) any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

j. Counterparts. This Assignment Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

k. No Third-Party Beneficiaries. No provisions of this Assignment Agreement are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Hercules, the Assignees and Borrower unless specifically provided otherwise herein.

l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Assignment Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank]

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EXECUTION VERSION

The terms set forth in this Assignment Agreement and Amendment to Loan and Security Agreement are hereby agreed to as of the date first provided above.

HERCULES CAPITAL, INC.

Signature:
Print Name:	Zhuo Huang
Title:	Associate General Counsel

HERCULES TECHNOLOGY III, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

Signature:
Print Name:	Zhuo Huang
Title:	Associate General Counsel

MEF I, L.P.

Signature:
Print Name:
Title:

Anson Investments Master Fund LP

Signature:
Print Name:
Title:

AMEDICA CORPORATION

Signature:
Print Name:
Title:

US SPINE, INC.

Signature:
Print Name:
Title:

[Signature pages continue on following page]

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Schedule 1.a

Payment and Wire Transfer Instructions

Payment

MEF shall pay (i) $564,789.56 to Hercules Capital Inc. and (ii) $567,521.84 to Hercules Technology III, L.P.

Anson shall pay (i) $564,789.56 to Hercules Capital Inc. and (ii) $567,521.84 to Hercules Technology III, L.P.

Wire Instructions

See attached.

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Schedule 1.d

Assigned Loan Documents

1.	Loan and Security Agreement dated June 30, 2014 among Hercules Technology Growth Capital, Inc., a Maryland corporation (“HTGC”), in its capacity as administrative and collateral agent for Lenders (together with its successors and assigns in such capacity, “Agent”), the financial institutions who are or hereafter become parties to the Agreement as lenders (together with HTGC, collectively the “Lenders”, and each individually, a “Lender”), Amedica Corporation, a Delaware corporation (“Borrower”), and the other Persons (as defined therein), if any, who are or hereafter become parties to the Agreement as guarantors, and all amendments thereto.

2.	Perfection Certificate dated June 30, 2014 by Amedica Corporation, (“Company”), to Hercules Technology Growth Capital, Inc.

3.	Perfection Certificate dated June 30, 2014 by US Spine, Inc., a Delaware corporation (“Company”), to Hercules Technology Growth Capital, Inc., a Maryland corporation

4.	Automatic Payment Authorization Agreement

5.	Intellectual Property Security Agreement dated as of June 30, 2014, by each of the entities listed on the signature pages thereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Hercules Technology Growth Capital, Inc. (“HTGC”), as administrative and collateral agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Agent and the Lenders (as defined in the Loan Agreement).

6.	Deposit Account Control Agreement dated June 30, 2014 between Amedica Corporation, Hercules Technology Growth Capital and ZIONS First National Bank.

7.	Secured Guaranty Agreement dated as of June 30, 2014, by and between US SPINE, INC., a Delaware corporation (“Guarantor”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, individually and as agent (in such capacity and together with any successors, endorsees and assigns, “Agent”) for itself and the lenders from time to time party to the Loan Agreement hereinafter defined (collectively, the “Lenders”).

8.	Pledge Agreement dated as of June 30, 2014 (together with all amendments, if any, from time to time hereto, this “Pledge Agreement”), by and between AMEDICA CORPORATION, a Delaware corporation (“Borrower” and together with any other Person that joins this Pledge Agreement as a Pledgor in accordance with Section 26, collectively, the “Pledgors” and each a “Pledgor”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as agent (in such capacity and together with any successors, endorsees and assigns, “Agent”) for itself and the lenders from time to time party to the Loan Agreement hereinafter defined (collectively, the “Lenders”).

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